Exhibit 3.1

SEAL	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz
		Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document number 20080398379-59 Filing Date and Time 06/11/2008 4:00PM Entity Number C18211-2002
Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY- DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)

(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach and 8 ½ “ x 11” blank sheet containing the required information for each additional entity.

Parks! America, Inc.
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,
Great American Family Parks, Inc.
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 12007

Revised on: 01/01/07

SEAL	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY- DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):
Attn:

c/o:
3) (Choose One)
☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.200).

4) Owner’s approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity)(if there are more than four merging entities, check box ☐  and attach and 8 ½ “ x 11” blank sheet containing the required information for each additional entity):

(a) Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 2 2007

Revised on: 01/01/07

SEAL	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY- DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of*:

Parks! America, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,
Great American Family Parks, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owner of each business trust that is constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 3 2007

Revised on: 01/01/07

SEAL	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY- DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by all directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 4  2007

Revised on: 01/01/07

SEAL	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY- DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:
The Articles of Incorporation of the surviving corporation shall be amended as follows:

“FIRST: The name of the Corporation is Parks! America, Inc.”

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached:
or,
☒

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger.  Please entitle them “Restated” or “Amended and Restated,” accordingly.  The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles.  Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 5  2007

Revised on: 01/01/07

SEAL	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY- DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures – Must be signed by: An officer of each Nevada corporation;  All general partners of each Nevada limited partnership;  All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐  and attach an 8 ½  x 11” blank sheet containing the required information for each additional entity.):

Parks! America, Inc.
Name of merging entity
/s/ Tristan Pico	Chief Executive Officer
Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Great American Family Parks, Inc.
Name of surviving entity
/s/ Larry Eastland	Chief Executive Officer
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 6  2007

Revised on: 01/01/07

CERTIFICATE OF MERGER

OF

GREAT AMERICAN FAMILY PARKS, INC.

(a Nevada corporation)

AND

PARKS! AMERICA, INC.

(a Nevada corporation)

UNDER NRS 92A.200 OF THE REVISED STATUTES

OF THE STATE OF NEVADA

The undersigned corporations organized and existing under and by virtue of the Revised Statutes of the State of Nevada,

DO HEREBY CERTIFY:

FIRST:

That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME

STATE OF INCORPORATION

Great American Family Parks, Inc.

Nevada

Parks! America, Inc.

Nevada

SECOND:

That 100% of the outstanding stock of Parks! America, Inc. is owned by Great American Family Parks, Inc.

THIRD:

That the name of the surviving corporation of the merger is Great American Family Parks, Inc., Which will continue its existence as said surviving corporation under the name Parks! America, Inc.

FOURTH:

That the Certificate of Incorporation of Acadia Resources, Inc., a Nevada corporation, the surviving corporation , Shall be the Articles of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefore the following article:

“FIRST: The name of the corporation is Parks! America, Inc.”

FOURTH:

That the members of the Board of Directors of Great American Family Parks, Inc. unanimously adopted the following resolution by written consent on the 20th day of May, 2008:

RESOLVED, that the company’s wholly-owned subsidiary, Parks! America, Inc., be merged with and into the Company, and that upon the filing of the appropriate Certificate of Merger with the Secretary of State of the State of Nevada, the Company’s name shall be changed to Parks! America, Inc.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 20th day of May 2008.

GREAT AMERICAN FAMILY PARKS, INC.

By /s/ Larry Eastland

Name: Larry Eastland

Title: Chief Executive Officer

PARKS! AMERICA, INC.

By: /s/ Tristan Pico

Name: Tristan Pico

Title: Chief Executive Officer

2